Exhibit 10.4

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement is executed this 6th day of November, 2008 by and between Gen2Media Corp. (the Company) and Mary Spio(Employee).

1.           This Agreement amends that certain Executive Employment Agreement between the parties dated May 1, 2008 (the Agreement).

2.           The Agreement is hereby amended to provide that the base salary of the Employee is changed to $125,000 per year for the life of the Agreement. This increase shall be effective as of November 1, 2008, and shall be paid beginning with the November 15 paycheck.

3.           The Agreement is further amended to provide that the Incentive Bonus provided in paragraph 3(b) thereof is eliminated, and there shall no longer be a cash bonus provision in the Agreement.

4.           In consideration of this Amendment, Employee hereby forgives any and all past salaries or other compensation due him from prior services rendered to the Company.

5.           Other than as specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

Wherefore, this Agreement is entered into this 6th day of November, 2008.

Gen2Media Corp.		Employee

By:	/s/	By:	/s/
	Jim Byrd, CEO		Mary Spio